EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 (File No.333-104663) and registration statement on Form S-4 (File No. 333-171504) of Chemung Financial Corporation of our report dated
March 28, 2012, related to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Chemung Financial Corporation for the
year ended December 31, 2011.

/s/ Crowe Horwath LLP
Livingston, New Jersey
March 28, 2012